SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2011

MMEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:(214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.02    Unregistered Sales of Equity Securities.

Effective October 28, 2011, we issued a promissory note to an accredited investor in the principal amount of $500,000.  The proceeds of this note were used primarily to make required progress payments under our Hunza mining project in Colombia.  The note matures on October 31, 2012.  Interest is payable on the unpaid balance of the note at an annual rate equal to the lesser of 25% or the highest lawful rate.

In the event that we default in the repayment of the note, the holder will be entitled (in addition to customary creditor remedies) to convert its note into shares of our Common Stock at the then fair market value of the shares.  We have agreed to pledge shares having at least a fair market value of $625,000 at all times to secure the payment of the note.

As further consideration for providing this financing, the holder of the note has also received warrants to purchase an aggregate of 625,000 shares of our Common Stock at an exercise price of $.16 per share.  The warrants expire at the end of three years.  The issuance and sale of the warrants was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Mining Corporation

Date: November 1, 2011	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and
Chief Executive Officer

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